UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2021 (February 8, 2021)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXTD	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2021, LogicMark, LLC  (“LogicMark”), a Delaware limited liability company and wholly-owned subsidiary of Nxt-ID, Inc., a Delaware corporation (the “Company”), entered into a second amendment (the “Second Amendment”) to the Senior Secured Credit Agreement, dated as of May 3, 2019, as amended (the “Credit Agreement”), with each financial institution from time to time party to the Credit Agreement, as lender (the “Lenders”), and a senior secured lender, as administrative agent and collateral agent for the Lenders (the “Agent”). Pursuant to the Second Amendment, LogicMark made a voluntary prepayment of the Term Loan (defined below) in the amount of $5,000,000 (the “Prepayment”) and the Agent agreed to accept (i) LogicMark’s payment of a prepayment premium in the amount of $125,000, which is equal to 2.5% of the Prepayment, rather than 5% of the Prepayment as required by the Credit Agreement, and (ii) an extension of the maturity date of the Term Loan to May 22, 2023. As a result of the Prepayment, LogicMark’s resulting loan balance is approximately $5,752,127. The Company believes that the Prepayment will result in significant interest savings to the Company.

The Company previously disclosed LogicMark’s entry into the Credit Agreement in the Company’s Current Report on Form 8-K filed on May 9, 2019 with the Securities and Exchange Commission (the “SEC”), pursuant to which the Lenders agreed to make a term loan to LogicMark in an aggregate principal amount of $16,500,000 (the “Term Loan”). The Company previously disclosed the first amendment to the Credit Agreement in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 filed with the SEC on November 16, 2020.

A copy of the form of Second Amendment is included as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

This Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K, and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Form of Second Amendment to Senior Secured Credit Agreement, dated as of February 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2021	Nxt-ID, Inc.

	By:	/s/ Vincent S. Miceli
	Name:	Vincent S. Miceli
	Title:	Chief Executive Officer

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